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                        The Commonwalth of Massachusetts

                             William Francis Galvin
                           Secretary of Commonwealth
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108


              ARTICLES OF AMENDMENT                       FEDERAL IDENTIFICATION
      General Laws, Chapter 156B, Section 72               NO. 13 3749267
                                                               000453060

     I, JON B. PLATT, President and Clerk of THE NEW DAWNING COMPANY, INC., located at 120 Poylston Street, Suite 502, Boston, MA 02116, do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 1 of the
Articles of Organization were duly adopted at a meeting held on January 3, 1995, by vote of:

     1,000 shares of common stock out of 1,000 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the name of the corporation from The New Dawning Company, Inc. to Warrenton Street Theatre Corp.






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1   For amendments adopted pursuant to Chapter 156B, Section 70.